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                                 EXHIBIT 23(A)



                      CONSENT OF COOPERS & LYBRAND, L.L.P.



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-4 (File No. 333-01345) of our report dated February 23, 1996, on our audits of the consolidated financial statements of the Colonial BancGroup, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995. We also consent to the reference to our Firm as "experts" under the caption Independent Accountants.



                                                /s/ Coopers & Lybrand LLP
                                                -------------------------
                                                Coopers & Lybrand L.L.P.


Montgomery, Alabama
May 23, 1996